UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 1, 2009
AMERICAN AXLE & MANUFACTURING HOLDINGS, INC

(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-14303	36-3161171

(Commission File Number)	(I.R.S. Employer Identification Number)

One Dauch Drive, Detroit, Michigan	48211-1198

(Address of principal executive offices)	(zip code)
(313) 758-2000
Registrant’s telephone number, including area code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD
SIGNATURES

SECTION 7 — Regulation FD
Item 7.01. Regulation FD
On August 18, 2009, American Axle & Manufacturing, Inc., (“AAM”) filed a summary of AAM’s Agreement in principle with General Motors Company (“GM”) on a Form 8-K. An updated Summary of Material Terms associated with this agreement is included below.
AAM’s Agreement in principle with GM
•	Overview
•	AAM and GM reached an agreement in principle, subject to further negotiation and execution of definitive agreements, whereby GM will provide certain financial accommodations to AAM. Prior to entering into any definitive agreement with GM however, AAM will need an amendment with respect to certain provisions of its Revolving Credit Facility and Term Loan.
•	Updated Summary of Material Terms
•	On the effective date of the definitive agreements with GM, AAM will receive a $110 million payment from GM on account of:
o	Cure costs associated with contracts assumed and/or terminated by Motors Liquidation Company in its chapter 11 bankruptcy cases;

o	Resolution of outstanding commercial obligations between AAM and GM (including, but not limited to, AAM retaining all programs sourced to AAM as of the effective date of the definitive agreements, subject to AAM amending its standard terms and conditions to be more consistent with GM’s standard terms and conditions with other Tier 1 suppliers, GM’s right to resource one previously awarded program (that has been excluded from AAM’s new business backlog) and GM’s acceptance of its obligation to AAM under the postretirement cost sharing agreement);

o	Adjustment of installed capacity levels reserved for existing and awarded programs to reflect new estimates of market demand as agreed between the parties.
•	AAM will have the right to elect to receive payment terms of “net 10 days” through December 31, 2013 in exchange for a 1.0% early payment discount to GM. AAM agreed to elect such expedited payment terms until at least June 30, 2011.

•	GM will make available to AAM a second lien term loan facility of up to $100 million.
o	Subject to a customary inter-creditor agreement with the holders of the Revolver Debt and Term Debt or holders of debt in a permitted refinancing.

o	AAM will have the right to request multiple draws under this commitment (each in a principal amount of not less than $25 million) through September 30, 2013.

o	AAM may not terminate the second lien term loan facility until June 30, 2011.

o	If AAM requires additional liquidity that cannot be satisfied by utilizing expedited payment terms, the proceeds from sales of common equity, cash flow generated by AAM’s ordinary course business operations, availability existing under the Revolving Credit Facility or certain other types of permitted indebtedness (including foreign credit facilities, secured indebtedness and equity-linked securities) subject to a cap, AAM agreed to fully borrow the second lien term loan facility before borrowing any additional amounts.

o	If AAM borrows under the second lien term loan facility, AAM may not prepay amounts outstanding until June 30, 2011 unless the source of prepayment is cash flow generated from ordinary course business operations. After June 30, 2011, the loan is repayable at par at any time prior to maturity on December 31, 2013.

o	Interest is payable quarterly and is based on LIBOR (with a 2% floor), plus an applicable margin.

o	GM will subordinate in favor of the existing senior secured credit agreements (Revolving Credit Facility and Term Loan) only its right of setoff for any amounts owing under the second lien term loan.
•	AAM agrees to issue five year warrants to GM at the time the parties enter into definitive agreements to purchase up to 7.4% of the outstanding common stock of AAM. AAM will issue to GM additional five year warrants to purchase a pro rata portion of up to an additional 12.5% of AAM’s outstanding common stock based upon the amount of the second lien term loan drawn.

•	AAM will agree to a customary access and security agreement for so long as AAM receives expedited payment terms or the second lien term loan commitment remains outstanding and for 90 days thereafter. If AAM fails to achieve compliance with the Secured Debt Leverage Ratio applicable to the Revolving Credit Facility as of March 31, 2011 (without regard to any waiver, amendment, forbearance or modification to such covenant granted by the Revolving Credit Facility lenders), the access and security agreement will be extended through March 31, 2012.

•	AAM will also be subject to certain limitations on executive compensation and “golden parachute” agreements for the same time period noted above as for the access and security agreement.

Forward Looking Statements
This Current Report on Form 8-K contains forward-looking statements about the Company’s plans, projections, strategies or future performance. Such statements, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, are based on our current expectations, are inherently uncertain, are subject to risks and should be viewed with caution. Actual results and experience may differ materially as a result of many factors, including but not limited to: our ability to negotiate and finalize the definitive terms and conditions of various commercial and financing arrangements with our key stakeholders, including GM and our senior lenders, when post-bankruptcy General Motors Corporation (New GM) and post-bankruptcy Chrysler (New Chrysler) resume full production, production levels, production type of vehicles and whether we are a supplier for those vehicles; to what extent New GM assumes our contracts with “Old” GM and contract terms; our ability to maintain sufficient liquidity in light of the recent extended production shutdowns by GM and Chrysler; the terms of our contractual relationships with New GM and New Chrysler post-bankruptcy; the ability of GM to comply with the terms of the Secured Term Loan Facility provided by the U. S. Treasury and any other applicable requirements of the Troubled Asset Relief Program (TARP); the impact on our business of requirements imposed on, or actions taken by, any of our customers in response to TARP or similar programs; global economic conditions; availability of financing for working capital, capital expenditures, R&D or other general corporate purposes, including our ability to comply with financial covenants and commercial agreements and/or negotiate waivers/amendments to such agreements; our customers’(other than GM and Chrysler) and suppliers’ availability of financing for working capital, capital expenditures, R&D and other general corporate purposes; reduced purchases of our products by New GM, New Chrysler or other customers; reduced demand for our customers’ products (particularly light trucks and SUVs produced by GM and Chrysler); our ability to achieve cost reductions through ongoing restructuring actions; additional restructuring actions that may occur; our ability to achieve the level of cost reductions required to sustain global cost competitiveness; our ability to maintain satisfactory labor relations and avoid future work stoppages; our suppliers’ ability to maintain satisfactory labor relations and avoid work stoppages; our customers’ and their suppliers’ ability to maintain satisfactory labor relations and avoid work stoppages; our ability to implement improvements in our U.S. labor cost structure; supply shortages or price increases in raw materials, utilities or other operating supplies; our ability or our customers’ and suppliers’ ability to successfully launch new product programs on a timely basis; our ability to realize the expected revenues from our new and incremental business backlog; our ability to attract new customers and programs for new products; our ability to develop and produce new products that reflect market demand; lower-than-anticipated market acceptance of new or existing products; our ability to respond to changes in technology, increased competition or pricing pressures; continued or increased high prices for or reduced availability of fuel; adverse changes in laws, government regulations or market conditions affecting our products or our customers’ products (such as the Corporate Average Fuel Economy regulations); adverse changes in economic conditions or the political stability of our principal markets (particularly North America, Europe, South America and Asia); liabilities arising from warranty claims, product liability and legal proceedings to which we are or may become a party; changes in liabilities arising from pension and other postretirement benefit obligations; risks of noncompliance with environmental regulations or risks of environmental issues that could result in unforeseen costs at our facilities; our ability to attract and retain key associates; other unanticipated events and conditions that may hinder our ability to compete.
It is not possible to foresee or identify all such factors and we make no commitment to update any forward-looking statement or to disclose any facts, events or circumstances after the date hereof that may affect the accuracy of any forward-looking statement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

By:	/s/ Michael K. Simonte
Name:	Michael K. Simonte
Title:	Executive Vice President — Finance & Chief Financial Officer (also in capacity of Chief Accounting Officer)
Dated: September 1, 2009